UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tender Offer for Convertible Notes

On July 13, 2010, Qwest Communications International Inc. (the “Company”) launched a cash tender offer (the “Offer”) to purchase any and all of its outstanding 3.50% Convertible Senior Notes due 2025 (the “Convertible Notes”) upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated July 13, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”). The Offer will expire at 5:00 p.m., New York City time, on Thursday, August 12, 2010, unless the Offer is extended or earlier terminated by the Company (as may be extended by the Company, the “Expiration Date”). The Offer is subject to the satisfaction or waiver of certain conditions, but is not subject to the receipt of any minimum amount of tenders. As of July 9, 2010, there were Convertible Notes outstanding in an aggregate principal amount of $1,265,000,000.

Upon the terms and subject to the conditions of the Offer, holders of Convertible Notes who validly tender and do not validly withdraw their Convertible Notes at or prior to 5:00 p.m., New York City time, on the Expiration Date, will receive, for each $1,000 principal amount of such Convertible Notes, a cash purchase price equal to the sum of (i) the Average VWAP (as defined below) of the Company’s common stock multiplied by 206.3354 (which is the number of shares of the Company’s common stock currently issuable upon conversion of $1,000 principal amount of Convertible Notes) plus (ii) a fixed cash amount of $30.00, provided that in no event will the purchase price be less than $1,000.00 or more than $1,170.00 per $1,000 principal amount of such Convertible Notes. In addition, holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer.

“Average VWAP” is the arithmetic average of the daily volume weighted average price per share of the Company’s common stock on the New York Stock Exchange on each trading day during the period of 20 consecutive trading days beginning on July 14, 2010 and ending on August 10, 2010. The per share volume weighted average price of the Company’s common stock for a given day is shown on the Bloomberg Q.N<EQUITY>AQR page (or its equivalent successor if such page is not available).

Prior to determining the final purchase price, an indicative purchase price will be posted on the website www.gbsc-usa.com/Qwest and will be available from the Information Agent for the offer. The Company will determine the final purchase price promptly after the close of trading on the New York Stock Exchange on August 10, 2010. The final purchase price also will be posted on the above-mentioned website and available from the Information Agent.

Additional terms and conditions of the Offer are set forth in the Offer to Purchase and the Letter of Transmittal.

This Current Report on Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer has been filed with the Securities and Exchange Commission. Holders of the Convertible Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials are available free of charge at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the Company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Convertible Notes.

A copy of the press release announcing the Offer is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Special Stockholder Meeting

On July 13, 2010, the Company announced that it will hold a special stockholder meeting on Tuesday, August 24, 2010, at the Denver Marriott City Center. The Company’s stockholders will vote on a proposal to adopt the merger agreement with CenturyLink, Inc. The record date for determining the stockholders entitled to vote at the meeting is July 13, 2010. A copy of the press release announcing the meeting is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Qwest Communication International Inc. dated July 13, 2010 regarding the Offer (incorporated by reference to Exhibit (a)(5)(i) to the Schedule TO filed by Qwest Communications International Inc. with the Securities and Exchange Commission on July 13, 2010).

99.2	Press release of Qwest Communication International Inc. dated July 13, 2010 regarding the special stockholder meeting (incorporated by reference to Exhibit (a)(5)(ii) to the Schedule TO filed by Qwest Communications International Inc. with the Securities and Exchange Commission on July 13, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: July 13, 2010	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Qwest Communication International Inc. dated July 13, 2010 regarding the Offer (incorporated by reference to Exhibit (a)(5)(i) to the Schedule TO filed by Qwest Communications International Inc. with the Securities and Exchange Commission on July 13, 2010).

99.2	Press release of Qwest Communication International Inc. dated July 13, 2010 regarding the special stockholder meeting (incorporated by reference to Exhibit (a)(5)(ii) to the Schedule TO filed by Qwest Communications International Inc. with the Securities and Exchange Commission on July 13, 2010).